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Exhibit 21.1

COMFORT SYSTEMS USA, INC.—SUBSIDIARIES

ENTITY NAME	DOMESTIC JURISDICTION	FORMATION DATE
Accurate Air Systems, Inc.	Delaware	06/29/2007
Accu-Temp GP, Inc.	Delaware	05/21/1998
Accu-Temp LP, Inc.	Delaware	05/20/1998
ACI Mechanical, Inc.	Delaware	06/26/1998
Air Systems Engineering, Inc.	Washington	05/18/1973
AirTemp, Inc.	Delaware	10/15/1998
ARC Comfort Systems USA, Inc.	Delaware	03/17/1998
Atlas-Accurate Holdings, L..L..C.	Delaware	12/28/1998
Atlas Comfort Systems USA, Inc.	California	07/31/2007
Atlas Comfort Systems USA, L.L.C.	Delaware	06/29/2007
Batchelor's Mechanical Contractors, Inc.	Alabama	03/16/1981
BCM Controls Corporation	Massachusetts	10/03/1984
California Comfort Systems USA, Inc.	California	05/18/1983
Climate Control, Inc.	Delaware	09/17/1998
Comfort Systems USA (Arkansas), Inc.	Delaware	03/17/1998
Comfort Systems USA (Atlanta), Inc.	Georgia	01/25/2005
Comfort Systems USA (Baltimore), Inc.	Delaware	10/15/1998
Comfort Systems USA (Bristol), Inc.	Delaware	08/25/1997
Comfort Systems USA (Carolinas), Inc.	Delaware	06/09/2006
Comfort Systems USA (Florida), Inc.	Florida	10/04/1976
Comfort Systems USA G.P., Inc.	Delaware	08/12/1998
Comfort Systems USA (Hartford), Inc.	Delaware	08/25/1997
Comfort Systems USA (Intermountain), Inc.	Utah	05/06/1969
Comfort Systems USA (Kentucky), Inc.	Kentucky	02/10/1981
Comfort Systems USA National Accounts, LLC	Indiana	07/28/1998
Comfort Systems USA (Ohio), Inc.	Ohio	10/10/1979
Comfort Systems USA (Pasadena), Inc.	Texas	06/29/2007
Comfort Systems USA Puerto Rico, Inc.	Puerto Rico	05/31/1998
Comfort Systems USA (Southeast), Inc.	Delaware	03/24/1998
Comfort Systems USA (Syracuse), Inc.	New York	03/08/1965
Comfort Systems USA (Texas), L.P.	Texas	08/14/1998
Comfort Systems USA (Twin Cities), Inc.	Minnesota	08/01/2001
Comfort Systems USA (Western Michigan), Inc.	Michigan	07/21/1989
CS53 Acquisition Corp.	Delaware	01/26/1999
Design Mechanical Incorporated	Delaware	10/30/1997
Eastern Heating & Cooling, Inc.	New York	12/19/1988
Eastern Refrigeration Co., Inc.	New York	01/30/1990
Granite State Holdings Company, Inc.	Delaware	11/02/2005
Granite State Plumbing & Heating, LLC	Delaware	07/31/2001
H & M Mechanical, Inc.	Delaware	06/25/1998
Helm Corporation	Colorado	10/26/1972
Hess Mechanical Corporation	Delaware	03/17/1998
Hudson River Heating and Cooling, Inc.	Delaware	08/19/2005
H-VAC Supply, L.L.C.	Puerto Rico	10/18/06
HydroKool, L.L.C.	Delaware	03/16/2006
Madera Mechanical Company	Arizona	06/02/1983
Mechanical Technical Services, Inc.	Delaware	06/29/2007
MJ Mechanical Services, Inc.	Delaware	12/12/1997
North American Mechanical, Inc.	Delaware	03/17/1998

Quality Air Heating and Cooling, Inc.	Michigan	09/10/1980
Quality Professional Employer Organization LLC	Delaware	12/01/2004
S.I. Goldman Company, Inc.	Delaware	03/17/1998
S.M. Lawrence Company, Inc.	Tennessee	03/08/1973
SA Associates, Inc.	Utah	03/27/1984
Salmon & Alder, LLC	Utah	07/08/1996
Seasonair, Inc.	Maryland	10/28/1966
Sheren Plumbing & Heating, Inc.	Delaware	01/26/1999
Temp-Right Service, Inc.	Delaware	09/25/1997
The Capital Refrigeration Company	Delaware	08/06/1998
Tri-City Mechanical, Inc.	Arizona	12/23/1977

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  Exhibit 21.1
COMFORT SYSTEMS USA, INC.—SUBSIDIARIES